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EQT CORPORATION
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On July 1, 2019, EQT Corporation (the “Company”) made the following Investor Presentation available on its shareholder communications website, https://votegoldforeqt.com/:

Delivering Profitable Changeto Shareholder Value Maximize Supplemental Investor Presentation Vote GOLD July 2019

Executive Summary 1 is higher than 90% of comparable E&P companies 2 3 Toby Rice’s 4 2 The Facts Regarding Free Cash Flow EQT’s free cash flow delivered under the new EQT plan already outperforms 25 of 27 comparable E&P companies and projected free cash flow in 2019 Rice’s claim of $500 MM of incremental free cash flow is predicated on achieving $735/ft. D&C cost, which is not credible On an apples-to-apples basis, EQT’s drilling costs are less than Rice Energy’s The Toby Rice Group Would Put Shareholders at Risk Without a Real Plan The Toby Rice Group has not articulated a real plan and their ideas ignore current market conditions Replacing EQT’s recently refreshed Board and management team would derail EQT’s strong outperformance; turning over control would introduce significant risk and uncertainty at an important point in EQT’s turnaround Independent research analysts already recognize EQT’s strong free cash flow story and momentum Ambitions Would Introduce Governance Issues that Should Concern Shareholders EQT’s Board is purpose-built with the right combination of skills and experience to oversee the transformation Toby Rice Group nominees would decrease Board independence, resulting in two Rice brothers on the Board Toby Rice Group nominees have pledged allegiance to Toby, not to pursuing value for ALL EQT shareholders Toby Rice’s conduct as an executive renders him unfit to lead a public company ISS Is Reacting to the Prior Board and Management Team, but Glass Lewis Recognizes the Actions of the Refreshed Board EQT has become a low-cost producer, generating significant free cash flow under its new CEO and management team EQT’s overwhelmingly refreshed independent Board has compelling, balanced experience appropriate to oversee our ambitious strategic plan ISS is recommending for chaos – a conflicted new CEO committed to replacing the managers who have delivered our turnaround and overseen by directors he has selected for their loyalty to him Glass Lewis, by contrast, made its recommendation on the basis of what the new team has already delivered and the Board’s fitness-for-purpose EQT needed change a year ago. This refreshed Board delivered it. It is now time for shareholders to reap the rewards ISS ignored Wood Mackenzie’s conclusion that EQT’s well productivity, costs and planning efficiency were as competitive as, or better than, Rice’s

The Facts Regarding FreeCashFlow

1 EQT’s Free Cash Flow Already Outperforms 25 of 27 Comparable Companies We expect to deliver $300-400 MM of adjusted free cash flow(1) in 2019E, $3.0 B or more through 2023 Q4’18 and Q1’19 Cumulative Free Cash Flow ($ MM) for E&P Companies with EV of ~$2 B to ~$15 B Comparable E&P Median: $(110) (1) Co. 1 Co. 2 Co. 3 Co. 4 Co. 5 Co. 6 Co. 7 Co. 8 Co. 9Co. 10 Co. 11 Co. 12 Co. 13 Co. 14 Co. 15 Co. 16 Co. 17 Co. 18 Co. 19 Co. 20 Co. 21 Co. 22 Co. 23 Co. 24 Co. 25 Co. 26 Co. 27 Co. 28 1 17 3 20 10 6 2 5 4 12 8 13 16 14 28 26 19 23 9 7 18 25 24 21 22 27 11 15 Rank(2) Note: Adjusted free cash flow for EQT is defined in the non-GAAP disclosures of the appendix to this presentation. Free cash flow for all other companies is defined as cash from operations less capital expenditures (1)Non-GAAP financial measure, see appendix for definition and pricing assumptions (2)Based on IBES estimates for all companies other than EQT 4 $ 305 2019E FCF EQT’s Q4’18 and Q1’19 cumulative adjusted free cash flow(1) and EQT’s 2019E adjusted free cash flow(1) are higher than ~90% of comparable US E&P companies

1 Based on Standardized Metrics, EQT's Unit Costs and Drilling Efficiencies Lead Peers, Enabling Leading Free Cash Flow Generation

Lease Operating Expense ($/Mcfe) – TTM


Peer Mean (excl Peer 5): $0.14
$0.06
$0.09
$0.15
$0.15
$0.15
$0.17
$0.92
EQT
Peer 1
Peer 2
Peer 3
RICE (1)
Peer 4
Peer 5 (2)

Selling, General & Administrative Expense ($/Mcfe) – TTM


Peer Mean: $0.19
$0.13
$0.13
$0.18
$0.19
$0.20
$0.23
$0.23
EQT (3)
Peer 1
Peer 2
Peer 5
RICE (1)
Peer 3
Peer 4

Drilling & Completion Costs ($/Foot) – 2019E


Peer Mean: $868
$661
$860
$874
$874
$875
$878
$930
$1,000
Peer 4
EQT (4)
EQT (5)
Peer 3
Peer 5
Toby Rice Group Adj.
Peer 2
Peer 1
Capitalized Recycled Water

- **Peer-leading LOE unit costs**
- **Peer-leading SG&A unit costs**
- **Top-tier Drilling and Completion Costs per foot**

EQT is a low-cost leader on an apples-to-apples basis

[1] RICE LOE and G&A based on E&P Segment results for the twelve months ended 09/30/2017
[2] Peer 5 classifies its gathering, transportation & processing costs as part of LOE
[3] EQT unit cost is based on adjusted SG&A per unit, a non-GAAP financial measure, see appendix for non-GAAP disclosures
[4] Represents 2019E PA Marcellus spud program
[5] Represents 2019E PA total development program
Note: Peers include AR, CNX, COG, RRC, and SWN; TTM = Trailing Twelve Months ended 03/31/2019 for all peers; D&C costs for peers based on most recent public claims

5

1 The Toby Rice Group's $735 / Ft. D&C Well Cost Claim Is Rooted in Fallacies

The Toby Rice Group's 'plan' for $500 MM of incremental free cash flow is entirely predicated on achieving $735/ft. D&C cost, which completely ignores current market conditions

Claim	Rice Claim	$ 735	The Toby Rice Group's D&C $ / foot claim
Reality	Capitalized Overhead / Pad Construction[1]	$(32)	Capitalized overhead ($7/ft.) and pad construction ($25/ft.) costs excluded to make an appropriate comparison of costs directly associated with operational execution
	Service Cost	$ 60	In today's service cost environment, sand costs are 10% higher, horsepower costs are 20% higher, and diesel costs are 40% higher than Rice claims
	Acreage Position / Completion Design	$ 65	The Toby Rice Group overlooks EQT's larger completion design, which improves EUR and NPV, and geological complexities across EQT's asset portfolio
	Produced Water Portfolio	$ 30	25% recycled water mix is inappropriate for EQT's footprint and plan
	Flowback Operations Accounting	$ 20	Expenses flowback water and equipment rentals in lieu of capitalizing
Rice vs. EQT	Rice Adjusted $ / ft.[2]	$ 878	**The Toby Rice Group's D&C $ / foot adjusted for reality**
	EQT $ / ft.[2]	$ 860	**EQT's comparable D&C $ / foot based on reality**

(1) Peers do not consistently include these costs in per foot metrics. EQT's capitalized OH is approximately ~ $45/ft. All per foot metrics exclude capitalized interest and HQ capital costs
(2) Excludes costs for pad construction and capitalized costs associated with overhead, interest and corporate IT

6

1 In Reality, Lower $ / Foot Cost Metrics Do Not Directly Translate to Free Cash Flow

Focusing only on D&C costs fails to capture the full story of well economics and operating efficiency

EQT's peer that has the highest D&C cost per foot also generates the most free cash flow


Drilling & Completion Costs ($/Foot) – 2019E
Peer Median: $875
$ 661
$ 860
$ 874
$ 875
$ 930
$ 1,000
Peer 4
EQT
Peer 3
Peer 5
Peer 2
Peer 1
Capitalized Recycled Water


Q4'18 and Q1'19 Cumulative Free Cash Flow ($ MM)(1)
$ 72
$ 305
$(117)
$ 154
$ 354
$ 459
Peer 4
EQT
Peer 3
Peer 5
Peer 2
Peer 1

Note: Peers include AR, CNX, COG, RRC, and SWN

[1]Free cash flow for all peers is defined as cash from operations less capital expenditures. Free cash flow for EQT is defined as adjusted free cash flow, a non-GAAP financial measure defined in the non-GAAP disclosures of the appendix to this presentation. See appendix for definition and pricing assumptions

7

1 Independent Analysis by Industry Specialist Wood Mackenzie Sets the Historical Record Straight

Wood Mackenzie
A Verisk Business

EQT's well productivity, costs and planning efficiency were historically as competitive as, or better than, Rice Energy's

Category	Toby Rice Group Claims	Wood Mackenzie Key Findings	Wood Mackenzie Conclusions
Well Productivity	*Rice wells outperformed EQT wells*	■ The Toby Rice Group's assertions — Neglected known variations in geology and reservoir quality — Compared co-developed Marcellus wells to standalone Marcellus wells[1]	■ EQT standalone wells outperformed Rice Energy standalone wells[1] ■ Based on initial results, EQT's new completion design outperforms all previous Rice Energy designs
Well Costs (D&C)[2]	*Rice had basin-leading well costs*	■ The Toby Rice Group did not compare well costs on a like-for-like basis — Rice expensed well cost components that are capitalized by EQT — Compared 2017 results to 2019 plans, overlooking current service cost environment ■ When comparing the same categories of well costs, EQT also had low well costs during the same time periods	■ Through 1H'17, EQT was either competitive with or lower-cost than Rice Energy on total D&C[2] costs
Planning Efficiency	*Rice offers more effective well development planning*	■ By concentrating its waiting days earlier in the development cycle, EQT incurred a 38% lower work in process cost than Rice Energy in 2017	■ In 2017, EQT had slightly more effective well development planning than Rice Energy

Source: Wood Mackenzie report dated 06/06/2019
[1]Development designation categorizes wells as either standalone or co-developed. Standalone designation is defined as a Marcellus well that has no Upper Devonian well adjacent to it. Co-developed designation is defined as a Marcellus well that is drilled along with an Upper Devonian well adjacent to it
[2]D&C costs include drilling, completion, flowback, production facilities, well line, and certain maintenance costs; excludes pad location and land costs

8

The TobyRiceGroupWouldPutShareholders at RiskWithoutaReal Plan

Wholesale Replacement of EQT’s Board and Management Team Would Put Material Shareholder Value at Risk 2  The new EQT team has already undertaken a significant transformation  EQT has a refreshed, fit-for-purpose Board including a new Operating and Capital Efficiency Committee composed of seasoned operating industry executives  New CEO Rob McNally has implemented a profound cultural shift across the organization with emphasis on accountability, collaboration and transparency Employing cutting-edge technology to ensure decision making is based on real-time, field-level information Appointed new Chief Operating Officer, Gary Gould, who has extensive horizontal drilling experience in Appalachia and is accelerating EQT’s progress  The refreshed Board and management team have already generated profitable results and have strong momentum $305 MM cumulative adjusted free cash flow(1) in Q4’18 and Q1’19 Three consecutive quarters of strong operational performance New management has removed more than $175 MM of run-rate costs, with more savings on way On track to achieve $300 to $400 MM of adjusted free cash flow(1) in 2019 and $3 B through 2023 Industry has undergone numerous changes since Toby Rice sold Rice Energy Rice Energy was run to capture acreage and maximize production growth, not free cash flow Toby Rice’s complaints of EQT’s operations are outdated, misguided and based on the old EQT team Toby Rice is committed to replacing up to 15 EQT executives from a group that includes friends, family and other people loyal to him In a letter to shareholders, Toby Rice has articulated his intentions to appoint former Rice Energy employees — a group that includes his wife and his college baseball coach — to his leadership team Replacing proven operators would disrupt the Company’s progress, impact financial and operational results and create distracting uncertainty for our employees (1)Non-GAAP financial measure, see appendix for definition and pricing assumptions 10 Putting EQT through a period of extreme disruption as proposed by the Toby Rice Group is reckless for a short-cycle E&P shale business and will have negative implications on both short and long term results

Toby Rice Group Has Not Articulated an Actual Plan to Improve EQT 2 The Toby Rice Group ’s ide as igno res current market conditions and lack specificity $500 MM in incremental free cash flow goal is based on flawed assumptions and ignores current market conditions Claims “Evolution Committee” will ensure a smooth transition without any specific details EQT has used “Combo Drilling” for years – it is not an “innovation” or new opportunity Ideas are inconsistent, at best Argue for “transformation of the operating system” and “transformative plan” but then claim approach will be “surgical in nature” Misleading shareholders about plans: firing top 15 execs is not “surgical” Approach ignores reality of EQT’s operations Recently released video demonstrates how EQT is actually utilizing cutting-edge technologies to improve operations 11 vs.

Independent Research Analysts Recognize EQT’s Actionable Free Cash Flow Story 2 and Strong Operational Momentum digit production growth while maintaining low leverage remains underappreciated by guidance, lowering 2019 capex guidance by $25 mm, and increasing the 2Q19 FCF estimate have given them incremental confidence that they can correct the discounted value in the 12 Note: Permission to use quotes neither sought nor obtained Free Cash Yield Story at Reasonable Growth “We believe EQT presents a favorable combination of FCF yield at reasonable growth (“YARG”) and think the company’s ability to generate 5%+ FCF yield and mid-single-investors.” — Goldman Sachs, 18-Jun-2019 Strong Operational Momentum (Q2’19) “EQT provided a positive operational update, guiding to the high-end of 2Q19 production by $25 mm.” — Stifel, 17-Jun-2019 Delivering Successful Quarterly Results (Q4’18 and Q1’19) “Two quarters of successful results that coincide with the tenure of this team clearly stock without activist intervention.” — Wells Fargo, 09-May-2019

TobyRice’s AmbitionsWould IntroduceKeyGovernance IssuesThatShould ConcernShareholders

3 EQT’s Refreshed, Fit-for-Purpose Board Is Best Positioned to Oversee Our Resurgence Key responsibility of a Board is to hold management accountable, not cheerlead  EQT’s directors are independent, active and engaged, with broad experience and expertise relevant to the needs of the business and strategies Able and committed to oversee continued improvement in EQT’s operational efficiency, cost structure, free cash flow and corporate governance practices Unbiased – neither fear nor favor management, or any one individual, and focused on execution Board is committed to using its experience and expertise to challenge EQT’s management and ensure that the Company continues to deliver improving results Unlike Toby Rice’s nominees, independent directors do not blindly accept flawed analysis and incorrect information 3rd Commissioned credible party study to understand what is possible, and why, with EQT’s assets Invited Toby to present his plan and insights – then took them seriously and evaluated their potential In contrast, the Toby Rice Group nominees have stood by Toby’s misleading and false statements about EQT If at any point the EQT Board determines that the management team is not pursuing the right strategy or properly executing, independent directors will not hesitate to take action to ensure shareholder value is appropriately maximized 14

EQT Is Not a Family Business Family with 3.1% stake would have overwhelming influence over EQT’s direction 3 Electing Toby Rice would put two brothers in control of the EQT Board Having two brothers on the Board, with one as CEO, from a family that owns 3.1% of shares is dangerous governance Electing a director who is lobbying for the CEO job would lead to extensive dysfunction across the Company Toby Rice is inherently conflicted through his operation of the Rice Investment Group Toby lobbied EQT executives to do business with a company in which RIG had an interest but he did not disclose RIG’s connection to that company Having a CEO with a murky portfolio of active multi-million-dollar investments in the same industry presents the potential for numerous conflicts Toby Rice Group nominees are beholden to Toby Rice Four of the Toby Rice Group nominees— Kathryn Jackson, John McCartney, Daniel Rice and Toby Rice — were previously chosen by the Rice family to serve on the Rice Energy board of directors Rice Energy adopted — and maintained, despite shareholder criticism — a number of shareholder-unfriendly governance practices and provisions (e.g. multiple family members, less than 2/3 independence, classified structure) 15

3 Toby Rice's Conduct as an Executive Renders Him Unfit to Lead a Public Company

Conflicts of interest, prior removal as CEO of Rice Energy, demonstrate Toby is not qualified to be CEO

Lack of Managerial Ability

- Toby was removed as Rice Energy's CEO prior to its IPO and replaced by his brother Daniel, who is already an EQT director

Conflicts of Interest

- Toby Rice and the "Shallennial Group" refused to comply with a subpoena for communications with a former EQT employee who admitted stealing confidential information, forcing EQT to seek court intervention to compel them to comply
- Toby hired close family and friends, including his spouse and college baseball coach, to senior management positions at Rice Energy and would re-install managers from this same group at EQT

Significant Mismatch of Experience vs Challenge

- EQT currently has Daniel Rice, Toby's former boss, on the Board. Adding a second, less qualified family member would reduce Board independence and create a dangerous voting clique. Two members of the same family on the Board is not appropriate or consistent with best practices in corporate governance
- A majority of the Toby Rice Group nominees are affiliates: 4 of 7 director nominees were chosen by the Toby Rice Group for Daniel Rice's prior board (Rice Energy or Rice Midstream)
- All of the EQT nominees other than two are endorsed by the Rice team or new after November 2018 (Christine Toretti and Rob McNally)

***Skills of EQT's Slate vs. Rice's Slate*[1]**



EQT
Rice
92 %
57 %
92 %
29 %
58 %
43 %
50 %
29 %
Finance / Accounting
Safety / Environmental
Government Relations / Regulatory
Corporate Governance / Legal

The Toby Rice Group Already Has a Significant Shareholder Voice on the Board

- Daniel Rice, the former CEO of Rice Energy, has the most relevant skillset among the dissident nominees
- Daniel Rice brings relevant experience with regard to Rice Energy's legacy assets
- Two family members on the Board is less effective and cohesive, and disrupts Board dynamics. EQT is not a family business

[1]Represents the percentage of directors on the EQT and Toby Rice Group slates with key skills to oversee EQT

16

Glass Lewis Recognizes EQT’s Transformation While ISS Is Reacting to a Prior Board and Management Team – Not the Actions of the Refreshed Board

Glass Lewis Recognizes EQT’s Transformation 4 representing 75% of the management nominees New management and the Board have identified significant cost savings ($175 MM) and delivered shareholders Recommendation on what the new team has already delivered and the Board’s fitness-for-purpose 18 Note: Permission to use quotes neither sought nor obtained “We question the merit of supporting a 3% shareholder's campaign to replace a majority of the board and management in the absence of compelling evidence that the current leadership team is failing to represent the best interests of shareholders.” “We find that the newly appointed board and executive team at EQT are taking appropriate steps to oversee the Company” Over the last 12 months EQT has appointed a new CEO, CFO, COO as well as 8 new directors No cause for concern with the qualifications or experience of the management nominees strong performance over the first two quarters of 2019 and last quarter of 2018 “EQT has raised reasonable doubt about the credibility of the Rice Group's plan” Toby Rice Group’s well cost claims are materially lower than the costs actually achieved by Rice Energy prior to the merger Comparing per foot well costs between operators provides an imperfect picture of operating efficiency due to differences in accounting, formation geology, geography and well design Meaningful execution risks associated with recreating the Rice Energy management team at EQT and plan on EQT’s asset base “Management should be provided with additional deference and a reasonable amount of time to execute” EQT’s recently refreshed Board and management have been highly engaged and responsive to There are no significant outstanding concerns regarding leadership or governance at EQT

ISS Issued a Flawed and Incomplete Report 4 19 Note: Permission to use quotes neither sought nor obtained Incomplete Report Failing to Account for Vital Facts Uses performance periods from the Toby Rice Group’s ‘analytics’ but does not objectively evaluate EQT management’s 3 consecutive positive quarters Discounts free cash flow generation in favor of other less relevant metrics Ignores Wood Mackenzie’s findings that EQT’s well productivity, costs and efficiency were as competitive as, or better than, Rice’s Inconsistent and Flawed Logic The Toby Rice Plan is based entirely on a flawed D&C $735 / ft. cost, which EQT proved is not achievable ISS: “Cost per foot should be viewed with skepticism when comparing companies with different reporting standards or geographies.” — Yet ISS’s recommendation cites the dissident’s supposedly ‘thorough’ plan, which is based entirely on $735 / ft. Endorsed a Conflicted ‘Plan’ ISS: “The dissident has proposed a compensation structure that aligns its incentives by tying specific aspects of the incentive program to baseline savings targets.” ISS gives credit for the $735 / ft. number, which the Toby Rice Group has backed away from promising to deliver until 2021 Through his myriad of conflicting business arrangements, Toby Rice is not aligned with ALL shareholders ISS’s report fails to account for vital facts and uses flawed logic by endorsing The Toby Rice Group’s D&C $735 / ft. “plan”, yet says “cost per foot should be viewed with skepticism”

4 Key Mistakes and Oversights Made in the ISS Analysis

Key Mistakes and Oversights

- **Miscalculates stock performance**
  - Fails to account for EQT's spin-off of the midstream business, leading to a misrepresentation of actual performance
- **Selectively uses TSR to support TRG claims**
  - Measures 1, 3, 5 year TSR through 12/7/18 giving no credit to the turnaround led by the refreshed Board and new management over the last 6 months
  - Assuming 6/21/19, the date of ISS' report, EQT outperformed the median of its Peers over the last 1, 3, 5 years and since the spin-off
- **Blindly endorses TRG's $735/ft. D&C well cost claim**
  - Ignores service cost inflation, acreage position, completion design, produced water portfolio and accounting methodology
  - Overlooks that D&C well costs fail to capture the full story of well economics and operating efficiency
  - Applauds proposed compensation plan tied to the $735/ft. well cost target, yet this 'target' won't be delivered until 2021
  - Disregards the fact that Rice's D&C / ft. was $860 in its last reported quarter

ISS simply accepts and parrots the Toby Rice Group's analysis and minority research perspectives while ignoring the strong contradictory evidence from EQT, Wood Mackenzie and an overwhelming majority of research

Analytical Inaccuracies and Misrepresentations

ISS Representation of EQT Share Price



Chart Focus: EQT Share Price
$60
$50
$40
$30
$20
$10
$0
Jun 18
Jun 19
Q3 2018 Earnings
Midstream spinoff
discloses campaign

Mischaracterizes EQT's actual price performance by not adjusting for spin

ISS conveniently ignores two significant dates on which to base EQT share price performance



34% Outperformance vs Peers
11% Outperformance vs Peers
Since New Management Assumed Control (13-Nov-2018)
Since Unveling the New EQT Plan (22-Jan-2019)

In a rising service cost environment, Rice's last reported $ / ft. was 17% higher than the $735 / ft. claim



$ 825
$ 805
$ 860
Q1 2017
Q2 2017
Q3 2017

Note: TRG = Toby Rice Group. Peers include AR, CNX, COG, RRC, SWN. Price performance through 06/21/2019

20

Choose EQT’s HighlyQualified Slate byVotingFOR all EQTNominees onthe GOLD Universal ProxyCard

Vote FOR the Highly Qualified Board Nominees Who Are Best Suited to Continue EQT's Momentum. Vote FOR all EQT Nominees on the GOLD Universal Proxy Card

1 The Facts Regarding Free Cash Flow	■ EQT's free cash flow delivered under the new EQT plan already outperforms 25 of 27 comparable E&P companies and projected free cash flow in 2019 is higher than 90% of comparable E&P companies ■ Rice's claim of $500 MM of incremental free cash flow is predicated on achieving $735/ft. D&C cost, which is not credible ■ On an apples-to-apples basis, EQT's drilling costs are less than Rice Energy's
2 The Toby Rice Group Would Put Shareholders at Risk Without a Real Plan	■ The Toby Rice Group has not articulated a real plan and their ideas ignore current market conditions ■ Replacing EQT's recently refreshed Board and management team would derail EQT's strong outperformance; turning over control would introduce significant risk and uncertainty at an important point in EQT's turnaround ■ Independent research analysts already recognize EQT's strong free cash flow story and momentum
3 Toby Rice's Ambitions Would Introduce Governance Issues that Should Concern Shareholders	■ EQT's Board is purpose-built with the right combination of skills and experience to oversee the transformation ■ Toby Rice Group nominees would decrease Board independence, resulting in two Rice brothers on the Board ■ Toby Rice Group nominees have pledged allegiance to Toby, not to pursuing value for <u>ALL</u> EQT shareholders ■ Toby Rice's conduct as an executive renders him unfit to lead a public company
4 ISS Is Reacting to the Prior Board and Management Team, but Glass Lewis Recognizes the Actions of the Refreshed Board	■ EQT has become a low-cost producer, generating significant free cash flow under its new CEO and management team ■ EQT's overwhelmingly refreshed independent Board has compelling, balanced experience appropriate to oversee our ambitious strategic plan ■ ISS is recommending for chaos – a conflicted new CEO committed to replacing the managers who have delivered our turnaround, and overseen by directors he has selected for their loyalty to him ■ Glass Lewis, by contrast, made its recommendation on the basis of what the new team has already delivered and the Board's fitness-for-purpose ■ EQT needed change a year ago. This refreshed Board delivered it. It is now time for shareholders to reap the rewards ■ ISS ignored Wood Mackenzie's conclusion that EQT's well productivity, costs and planning efficiency were as competitive as, or better than, Rice's

22

Vote GOLD 23

Cautionary Statements EQT Corporation (NYSE: EQT) EQT Plaza 625 Liberty Avenue, Suite 1700 Pittsburgh, PA 15222 Blake McLean – Senior Vice President, Investor Relations and Strategy – 412.395.3561 The Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms in this presentation, such as “EUR” (estimated ultimate recovery) and total resource potential, that the SEC’s rules strictly prohibit us from including in filings with the SEC. We caution you that the SEC views such estimates as inherently unreliable and these estimates may be misleading to investors unless the investor is an expert in the natural gas industry. We also note that the SEC strictly prohibits us from aggregating proved, probable and possible (3P) reserves in filings with the SEC due to the different levels of certainty associated with each reserve category. Disclosures in this presentation contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this presentation specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQT Corporation and its subsidiaries (EQT), including guidance regarding EQT’s strategy to develop its reserves; drilling plans and programs (including the number, type, depth, spacing, lateral lengths, and locations of wells to be drilled, number of frac crews and number and type of rigs); projected natural gas prices, liquids price impact, basis, premium and average differential; total resource potential, well production and drilling inventory duration, reserves and EUR; projected production and sales volumes and growth rates (including liquids production and sales volumes and growth rates); internal rate of return (IRR), compound annual growth rate (CAGR) and expected after-tax returns per well; technology (including drilling and completion techniques); projected drilling and completions (D&C) costs, other well costs, unit costs and G&A expenses; projected reductions in expenses and capital and well costs; projected frac stage lengths, and market mix; infrastructure programs; the cost, capacity, and timing of regulatory approvals; acquisition transactions; the projected capital efficiency savings and other operating efficiencies associated with EQT’s shift to a steady operating cadence and EQT’s ability to achieve such efficiencies; EQT’s ability to mitigate curtailments; the projected capital efficiency savings and other operating efficiencies and synergies resulting from EQT’s acquisition of Rice Energy Inc. (Rice); EQT’s ability to achieve the anticipated synergies and efficiencies from its acquisition of Rice; monetization transactions, including asset sales, joint ventures or other transactions involving EQT’s assets; EQT’s ability to achieve the anticipated operational, financial and strategic benefits of the spin-off of Equitrans Midstream Corporation (ETRN) from EQT; the timing and structure of any dispositions of EQT’s approximately 19.9% retained common stock of ETRN and EQT's planned use of the proceeds from any such dispositions; the amount and timing of any repurchases of EQT’s common stock, including whether EQT will institute a share repurchase program; dividend amounts and rates; projected cash flows, including the ability to fund the 2019 drilling program through cash from operations; projected adjusted free cash flow, adjusted operating cash flow, net marketing services revenue, and net income attributable to noncontrolling interests, including EQT’s ownership of approximately 19.9% of ETRN’s common stock; projected capital expenditures; projected adjusted EBITDA; liquidity and financing requirements, including funding sources and availability; EQT’s ability to maintain or improve its credit ratings, leverage levels and financial profile; potential future impairments of EQT’s assets; EQT’s hedging strategy; the effects of government regulation and litigation; and tax position and the expected impact of changes to tax laws. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQT has based these forward-looking statements on current expectations and assumptions about future events taking into account all information currently known to EQT. While EQT considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond EQT’s control. The risks and uncertainties that may affect the operations, performance and results of EQT’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of EQT’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by any subsequent Form 10-Qs and in other documents EQT files with the SEC from time to time. Any forward-looking statement speaks only as of the date on which such statement is made and EQT does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. 24

Non-GAAP Financial Measure Adjusted Free Cash Flow As used in this presentation, adjusted free cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less EBITDA attributable to discontinued operations (a non-GAAP supplemental financial measure defined herein), plus interest expense attributable to discontinued operations and cash distributions from discontinued operations, less accrual-based capital expenditures attributable to continuing operations. Adjusted free cash flow is a non-GAAP supplemental financial measure that the Company's management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted free cash flow provides useful information to management and investors in assessing the impact of the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP. The Company has not provided projected net cash provided by operating activities or a reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and adjusted free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, without unreasonable effort. Projected 2019 adjusted free cash flow is based on average NYMEX natural gas price (April to December) of $2.79 per MMbtu as of March 31, 2019. For the period 2020 through 2023, projected adjusted free cash flow is based on average NYMEX natural gas price of $2.85 per MMbtu for Henry Hub and ($0.45) local basis. 25

Non-GAAP Financial Measure Reconciliation of Adjusted Free Cash Flow The table below reconciles adjusted free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows included in the Company’s report on Form 10-Q for the quarter ended March 31, 2019 and in the Company’s report on Form 10-K for the year ended December 31, 2018. (a) As a result of the separation of the Company’s midstream business from its upstream business and subsequent spin-off of ETRN in November 2018, the results of operations of ETRN are presented as discontinued operations in the Company’s Statements of Condensed Consolidated Operations. EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure reconciled in the section below. 26

Non-GAAP Financial Measure EBTIDA Attributable to Discontinued Operations EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure defined as income from discontinued operations, net of tax plus interest expense, income tax expense, depreciation, amortization of intangible assets and impairment of goodwill attributable to discontinued operations. The table below reconciles EBITDA attributable to discontinued operations with income from discontinued operations, net of tax, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Consolidated Operations included in the Company’s annual report on Form 10-K for the year ended December 31, 2018. 27

Non-GAAP Financial Measure Adjusted SG&A per unit Adjusted SG&A per unit is a non-GAAP supplemental financial measure that is presented because it is an important measure used by the Company’s management to evaluate period-to-period comparisons of earnings trends. Adjusted SG&A per unit is defined as SG&A less an increase in litigation reserves and indirect costs previously associated with the midstream business prior to the separation that are not permitted to be allocated to discontinued operations under the accounting rules. The measure excludes items that affect the comparability of results or that are not indicative of trends in the ongoing business. Management believes that adjusted SG&A per unit as presented provides useful information for investors for evaluating period-over-period earnings. The table below reconciles adjusted SG&A per unit with SG&A, the most comparable financial measure as calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations included in the Company’s report on Form 10-Q for the quarter ended March 31, 2019, and as reported in the Statements of Consolidated Operations included in the Company’s annual report on Form 10-K for the year ended December 31, 2018. 28

Important Information EQT Corporation (the “Company”) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings. 29

On July 1, 2019, the Company made the following changes to its shareholder communications website, https://votegoldforeqt.com/:

EQ,T HOME OURNOMINEES OURTECHNOLOGY NEWSANDFILINCS PRESENTAnONS NON-GAAPDtSCLOSURES MAIUNGUST .. EQT Supplemental Investor Presentation EQT Investor Presentation Ql2019 Earnings Presentation DOWNLOAD DOWNLOAD DOWNLOAD • • • •

EQT
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News and Filings
EQT'S PROGRESS IN DELIVERING ENHANCED SHAREHOLDER VALUE
VOTE TODAY

JULY 1, 2019
Leading Independent Proxy Advisory Firm Glass Lewis Recommends EQT Shareholders Vote "FOR" All 12 EQT Director Nominees
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JUNE 28, 2019
EQT Strongly Disagrees with ISS Recommendation
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JUNE 26, 2019
EQT Video Showcases Innovative Technologies Powering EQT's Transformation into Industry's Lowest-Cost Operator
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JUNE 25, 2019
EQT Highlights Strong Shareholder Support
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JUNE 21, 2019
EQT Letter to Shareholders Highlights the Company's Strong Results and Momentum and Details Why Toby Rice is Not Qualified to Lead EQT or Serve on the Board
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DOWNLOAD LETTER

JUNE 19, 2019
EQT Files Investor Presentation Detailing Strong Operational and Financial Performance Delivered by New Board and Management Team
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JUNE 18, 2019
EQT Issues Statement
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JUNE 17, 2019
EQT Provides Preliminary Second Quarter 2019 Financial and Operational Results and Announces Additional Savings Under Target 10% Initiative
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JUNE 12, 2019
EQT Highlights its Purpose-Built Board; EQT's Nominees Have the Right Mix of Skills and Experience to Oversee the Company's Continued Success
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DOWNLOAD LETTER

JUNE 11, 2019
EQT Corrects the Toby Rice Group's False and Misleading Statements
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JUNE 3, 2019
EQT Mails Letter to Shareholders, Highlighting Strong Financial and Operational Performance under the Company's New Board and Management Team
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DOWNLOAD LETTER

MAY 30, 2019
EQT Launches VoteGoldforEQT.com
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MAY 23, 2019

MAY 22, 2019

MAY 20, 2019

WE URGE YOU TO VOTE FOR THE TEAM THAT IS DELIVERING RESULTS!

VOTE TODAY

FOR VOTING INSTRUCTIONS
EQT shareholders who have questions or would like additional information should contact our proxy solicitor, Innisfree M&A Incorporated. Shareholders may call toll-free from the U.S. or Canada at 1 (877) 687-1866. Shareholders in other locations may call 1 (412) 232-3651. Banks and brokers may call collect: 1 (212) 750-5833

FOR INVESTORS AND ANALYSTS
Blake McLean
SENIOR VICE PRESIDENT, INVESTOR RELATIONS AND STRATEGY
(412) 395-3561
BMcLean@eqt.com

FOR MEDIA
Michael B. Laffin
VICE PRESIDENT, COMMUNICATIONS
(412) 395-2069
MLaffin@eqt.com